SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 13, 2005

CRAFTMADE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)

650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 393-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On May 13, 2005, Craftmade International, Inc. (the “Company”) dismissed PricewaterhouseCoopers, LLP (“PwC”) as the Company’s independent registered public accounting firm. In accordance with the terms of the Audit Committee Charter, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) solely participated in and approved the decision to dismiss PwC.

PwC’s reports on the Company’s consolidated financial statements for the years ended June 30, 2004 and June 30, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended June 30, 2004 and June 30, 2003 and through May 13, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference thereto in connection with its reports on the financial statements for such years.

During the years ended June 30, 2004 and June 30, 2003 and through May 13, 2005, there have been no reportable events, as defined in Item 304 of Regulation S-K, except as noted in the following paragraphs:

(i)	The Company disclosed in its Form 10-Q for the quarter ended March 31, 2004, that in evaluating its disclosure controls and procedures, management considered certain items as “reportable conditions” (as defined under standards established by the American Institute of Certified Public Accountants (“AICPA”)) that were identified in a letter dated April 19, 2004 addressed to the Company’s Chief Executive Officer from PwC and then communicated to the Audit Committee. The reportable conditions included conditions surrounding internal controls regarding: calculation of the weighted average number of shares outstanding; timely cash reconciliation; estimation of inventory reserves; software used for financial consolidation; past audit adjustments; supervision and review controls regarding journal entries; accounting for new product rollouts with mass merchandisers; discipline around financial reporting; depth of financial accounting and reporting personnel; and policies and procedures used to develop accruals and estimates.

(ii)	In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2004, PwC informed the Audit Committee that it believed that the personnel and management of the Company who perform its accounting and financial reporting functions were not sufficiently expert in U.S. GAAP and the requirements of the SEC and the Public Company Accounting Oversight Board, and this lack of expertise represented a material weakness (as defined under standards established by the AICPA) in the operation of internal control over financial reporting.

These reportable conditions and the material weakness, and the Company’s efforts to remediate them are described in Item 9A of the Company’s Form 10-K for the year ended June 30, 2004, as filed with the SEC on September 28, 2004, and the Company’s Form 10-Q for the quarters ended September 30, 2004, as filed with the SEC on November 9, 2004; December 31, 2004, as filed with the SEC on February 9, 2005; and March 31, 2005, as filed with the SEC on May 11, 2005.

The Company has furnished a copy of this Current Report on Form 8-K to PwC and requested that PwC furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On May 18, 2005, the Company engaged BDO Seidman, LLP (“BDO”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q for the year ending June 30, 2005. In accordance with the terms of the Audit Committee Charter, the Audit Committee solely participated in and approved the decision to engage BDO. Prior to engaging BDO as its independent registered public accounting firm, the Company did not consult with or obtain oral or written advice from BDO regarding any of the matters described in Item 304(a)(2)(i) of Regulation S-K or Item 304(a)(2)(ii) of Regulation S-K.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

16.1 -	Letter from PricewaterhouseCoopers LLP

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: May 19, 2005	By:	/s/ Brad D. Heimann
Brad D. Heimann
Executive Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1 -	Letter from PricewaterhouseCoopers, LLP.